UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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ATMEL CORPORATION

(Name of Registrant as Specified In Its Charter)

GEORGE PERLEGOS

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by George Perlegos on April 17, 2007.

Investor Contacts:	Media Contacts:
MacKenzie Partners, Inc.	Sard Verbinnen & Co
Dan Burch/Larry Dennedy	Hugh Burns/Lesley Bogdanow: 212-687-8080
1-800-322-2885	Paul Kranhold/Andrew Cole: 415-618-8750

GEORGE PERLEGOS LAUNCHES ONLINE RESOURCE FOR ATMEL
SHAREHOLDERS AT WWW.IMPROVEATMEL.COM

San Jose, Calif., April 17, 2007 – George Perlegos, the largest individual shareholder of Atmel Corporation (Nasdaq: ATML), today announced that he has launched an online resource for Atmel shareholders at www.improveatmel.com in connection with his planned solicitation of proxies at a Special Meeting of Shareholders scheduled for May 18, 2007 for Atmel shareholders of record as of April 5, 2007.

Mr. Perlegos is seeking support from fellow Atmel shareholders to elect five highly qualified and independent nominees at the Special Meeting to replace five members of Atmel’s current Board of Directors. If the five nominees are elected, they would seek to add three additional highly qualified and independent directors to the Atmel board.

Atmel shareholders are strongly advised to read the materials posted at www.improveatmel.com because the website contains important information about the nominees and their plan to create shareholder value at Atmel. The website also addresses misleading information that shareholders are receiving from Atmel’s current Board and management.

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